Exhibit 10.1

[Execution]
AMENDMENT NO. 2 TO ABL CREDIT AGREEMENT AND AMENDMENT NO. 1 TO GUARANTY AND SECURITY AGREEMENT
AMENDMENT NO. 2 TO ABL CREDIT AGREEMENT AND AMENDMENT NO. 1 TO GUARANTY AND SECURITY AGREEMENT, dated as of March 8, 2021 (this “Amendment No. 2”), is by and among Wells Fargo Bank, National Association, a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”), Wells Fargo Bank, National Association, a national banking association, in its capacity as sole lead arranger (in such capacity, together with its successors and assigns in such capacity, the “Lead Arranger”), Wells Fargo Bank, National Association, a national banking association as sole book runner (in such capacity, together with their successors and assigns in such capacity, the “Book Runner”), Wells Fargo Bank, National Association, a national banking association, as collateral agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”), Cross Country Healthcare, Inc., a Delaware corporation (“Parent”), Cejka Search, Inc., a Delaware corporation (“Cejka”), Cross Country Staffing, Inc., a Delaware corporation (“Cross Country Staffing”), Assignment America, LLC., a Delaware limited liability company (“Assignment America”), Travel Staff, LLC, a Delaware limited liability company (“Travel Staff”), Medical Doctor Associates, LLC, a Delaware limited liability company (“Medical Doctor”), OWS, LLC, a Delaware limited liability company (“OWS”), New Mediscan II, LLC, a California limited liability company (“New Mediscan” and together with Parent, Cejka, Cross Country Staffing, Assignment America, Travel Staff, Medical Doctor, OWS and those additional persons that hereafter become parties thereto as Borrowers in accordance with the terms thereof, each, a “Borrower” and individually and collectively, jointly and severally, the “Borrowers”), MDA Holdings, Inc., a Delaware corporation (“MDA Holdings”), Credent Verification and Licensing Services, LLC, a Delaware limited liability company (“Credent Verification” and together with MDA Holdings and those additional persons that hereafter become parties thereto as Guarantors in accordance with the terms thereof, each, a “Guarantor” and individually and collectively, jointly and severally, the “Guarantors”).
W I T N E S S E T H:
WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into senior secured asset-based revolving credit facility pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the ABL Credit Agreement, dated as of October 25, 2019, by and among Agent, Lenders, Borrowers and Guarantors, as amended by Amendment No. 1 to ABL Credit Agreement, dated as of June 30, 2020, by and among Agent, Lenders, Borrowers and Guarantors (as the same is amended hereby and may from time to time hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”);
WHEREAS, in connection to the Credit Agreement, Agent, Borrowers and Guarantors have entered into the Guaranty and Security Agreement, dated as of October 25, 2019, by and among Agent, Borrowers and Guarantors (as the same is amended hereby and may from time to time hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Security Agreement”);
WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders agree to certain amendments to the Credit Agreement and Security Agreement and Agent and Lenders are willing to agree to such amendments subject to the terms and conditions contained herein;

WHEREAS, Agent, Lenders, Borrowers and Guarantors intend to evidence such amendments pursuant to the terms hereof;
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Amendments to Credit Agreement.
1.1. Additional Definitions.  The Credit Agreement is hereby amended to include, in addition and not in limitation, the following definitions:
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Amendment No. 2” means Amendment No. 2 to ABL Credit Agreement, dated as of March 8, 2021, by and among Agent, Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated or replaced.
“Amendment No. 2 Effective Date” means the first date upon which each of the conditions set forth in Section 7 of the Amendment No. 2 have been satisfied (or waived in writing).
“Amendment No. 2 Fee Letter” means the fee letter, dated as of the Amendment No. 2 Effective Date, by and among Borrowers, Agent and Lenders.
“BHC Act Affiliate” of a Person means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.
“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned thereto in Section 17.15.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned thereto in Section 17.15.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Supported QFC” has the meaning assigned thereto in Section 17.15.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“U.S. Special Resolution Regimes” has the meaning assigned thereto in Section 17.15.
1.2. Amendments to Definitions—Bail-In Provisions.
(a) The definition of the term “Bail-In Action” set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
(b) The definition of the term “Bail-In Legislation” set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part 1 of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
(c) The definition of the term “Write-Down and Conversion Powers” set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.3. Amendment to Definition—Borrowing Base.  The definition of the term “Borrowing Base” in the Credit Agreement is hereby deleted in its entirety and replaced with the following:
      “Borrowing Base” means, as of any date of determination, the result of:

         (a)  the sum of:

(i)    eighty-five percent (85%) of Eligible Accounts (other than Eligible Unbilled Accounts) that are unpaid up to ninety (90) days from the original invoice date; plus
(ii)   the lesser of (A) $20,000,000 and (B) eighty-five percent (85%) of Eligible Accounts (other than Eligible Unbilled Accounts) that are unpaid ninety-one (91) days or more from the original invoice date up to one hundred fifty (150) days from the original invoice date; plus
(iii)  the lesser of (A) $7,500,000 and (B) eighty-five percent (85%) of Eligible Accounts (other than Eligible Unbilled Accounts) that are unpaid one hundred fifty-one (151) days or more from the original invoice date up to one hundred eighty (180) days from the original invoice date; plus
(iv)  the lesser of (A) $62,500,000 and (B) eighty-five percent (85%) of Eligible Unbilled Accounts that are unpaid up to sixty (60) days from the date of the rendition of the services that are the basis for such Account, provided, that, in no event shall the Eligible Unbilled Accounts unpaid more than thirty (30) days from the date of the rendition of the applicable services up to sixty (60) days from the date of the rendition of services included in this calculation exceed $6,250,000, plus
(v)   the Supplemental Availability, minus
        (b)  the aggregate amount of Reserves established by Collateral Agent from time to time under Section 2.1(c) of this Agreement.

1.4. Amendment to Definition—Maximum Credit.  The definition of the term “Maximum Credit” in the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“Maximum Credit” means $150,000,000, increased by the amount of any Increase made in accordance with Section 2.14 of this Agreement.
1.5. Amendment to Definition—Supplemental Receivable Availability.  The definition of the term “Supplemental Receivable Availability” in the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“Supplemental Receivable Availability” means the lesser of: (a) sum of (i) five percent (5.0%) of the amount of Eligible Accounts (other than Eligible Unbilled Accounts) outstanding up to one hundred eighty (180) days from invoice date, plus (ii) five percent (5.0%) of Eligible Unbilled Accounts up to sixty (60) days from date of service, and (b) $9,000,000; provided, that, the Supplemental Receivable Availability shall be zero on and after the date that is the last day of the eighth (8th) calendar quarter after the Closing Date (not including the calendar quarter in which the Closing Date occurs).
1.6. Amendment to Schedule 5.2—Borrowing Base Reporting.  The first row of Schedule 5.2 to the Credit Agreement is hereby deleted in its entirety and replaced with the following:
Weekly if Excess Availability falls below the greater of (A) ten percent (10.0%) of the Loan Cap or (B) $12,000,000, for any five (5) consecutive Business Days, then, at the request of Administrative Agent and until such date as Excess Availability is greater than or equal to the greater of (A) ten percent (10.0%) of the Loan Cap or (B) $12,000,000 for the immediately preceding thirty (30) consecutive days,

(a) a detailed aging, by total, of Borrowers’ accounts receivable and accounts payable, together with a reconciliation and supporting documentation for any reconciling items noted.

1.7. Notices.  The notice information for any Loan Party set forth in Section 11 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

If to any Loan Party:	Cross Country Healthcare, Inc.
6551 Park of Commerce Blvd, N.W.
Boca Raton, FL 33487
Attention: William J. Burns
Facsimile: (855) 322-1199
Email: wburns@crosscountry.com

with copies to:	Cross Country Healthcare, Inc.
6551 Park of Commerce Blvd, N.W.
Boca Raton, FL 33487
Attention: Susan E. Ball
Facsimile: (800) 565-9774
with copies to:	Email: sball@crosscountry.com

Morgan Lewis & Bockius LLP
101 Park Avenue
New York, NY 10148
Attention: Patricia F. Brennan
Email: patricia.brennan@morganlewis.com

1.8. Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Section 17.14 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
17.14  Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)  the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)  the effects of any Bail-in Action on any such liability, including, if applicable:
(i)  a reduction in full or in part or cancellation of any such liability;

(ii)  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)  the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
1.9. Acknowledgement Regarding any Supported QFCs.  Section 17 of the Credit Agreement is hereby amended to add a new Section 17.15 as follows:
17.15  Acknowledgement Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.  In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.  Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
2. Amendments to Security Agreement.
2.1. Amendment to Definition—Cash Dominion Event. The definition of the term “Cash Dominion Event” in the Security Agreement is hereby deleted in its entirety and replaced with the following:
“Cash Dominion Event” means either (i) Excess Availability is less than the greater of (A) ten percent (10.0%) of the Loan Cap or (B) $12,000,000, for at least five (5) consecutive Business Days or (ii) an Event of Default exists or has occurred and is continuing.

2.2. Amendment to Definition—Cash Dominion Period. The definition of the term “Cash Dominion Period” in the Security Agreement is hereby deleted in its entirety and replaced with the following:
“Cash Dominion Period” means the period commencing after the occurrence of a Cash Dominion Event and continuing until the date when (i) for a Cash Dominion Event triggered by clause (i) of the definition thereof, Excess Availability is equal to or greater than the greater of (A) ten percent (10.0%) of the Loan Cap and (B) $12,000,000 for thirty (30) consecutive days and (ii) for a Cash Dominion Event triggered by clause (ii) of the definition thereof, the Event of Default giving rise to such Cash Dominion Event is cured or waived or otherwise no longer exists.
3. Interpretation.  For purposes of this Amendment No. 2, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement and Security Agreement, as applicable.
4. Amendment to Schedule C-1 to Credit Agreement.  Schedule C-1 of the Credit Agreement is hereby deleted in its entirety and replaced with Amended Schedule C-1 to Amendment No. 2.
5. Fees.  In consideration of the amendments set forth herein, Borrowers shall, on the Amendment No. 2 Effective Date, pay to each Lender the fees provided for in the Amendment No. 2 Fee Letter.  Such fees shall be fully earned and payable as of the Amendment No. 2 Effective Date. Agent may, at its option, charge such fees to the Loan Account on the Amendment No. 2 Effective Date.
6. Representations, Warranties and Covenants.  Each Loan Party, jointly and severally, represents and warrants with and to Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery hereof:
6.1. This Amendment No. 2 has been duly executed and delivered by each Loan Party that is party hereto.  This Amendment No. 2 constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party that is party hereto in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.
6.2. The representations and warranties of each Loan Party or its Subsidiaries contained in the Credit Agreement, the Security Agreement or any of the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality or Material Adverse Effect (or words of similar import) in the text thereof) on and as of the date hereof, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality or Material Adverse Effect (or words of similar import in the text thereof) as of such earlier date).
6.3. No Default or Event of Default exists or has occurred and is continuing as of the date of, and after giving effect to, this Amendment No. 2.
7. Conditions Precedent.  This Amendment No. 2 shall be effective upon the satisfaction of each of the following conditions precedent:

7.1. Agent shall have received each of the following:
(a) this Amendment No. 2, duly authorized, executed and delivered by the Required Lenders and Loan Parties;
(b) the Second Amended and Restated Revolving Note, duly authorized, executed and delivered by Borrowers in favor of PNC Bank, National Association;
(c) the Amendment No. 2 Fee Letter, duly authorized, executed and delivered by Borrowers;
(d) the secretary’s certificates of directors’ resolutions and other materials and opinion letter of counsel to Loan Parties in each case with respect to this Amendment No. 2;
7.2. Wells Fargo Bank, National Association and PNC Bank, National Association shall have received payment of the fees provided for in the Amendment No. 2 Fee Letter; and
7.3. As of the date of this Amendment No. 2, and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing.
8. Effect of Amendment No. 2.  Except as expressly set forth herein and in prior amendments, no other amendments, changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and the Loan Parties shall not be entitled to any other or further amendment by virtue of the provisions of this Amendment No. 2 or with respect to the subject matter of this Amendment No. 2.  To the extent of conflict between the terms of this Amendment No. 2 and the other Loan Documents, the terms of this Amendment No. 2 shall control.  The Credit Agreement, the Security Agreement and this Amendment No. 2 shall be read and construed as one agreement.  This Amendment No. 2 is a Loan Document.  The Credit Agreement remains in full force and effect, and nothing contained in this Amendment No. 2 will constitute a waiver of any right, power or remedy under the Credit Agreement, the Security Agreement or any other Loan Document.
9. Governing Law.  The validity, interpretation and enforcement of this Amendment No. 2 and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.
10. Jury Trial Waiver.    LOAN PARTIES, AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT NO. 2 OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AMENDMENT NO. 2 OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  LOAN PARTIES, AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EACH LOAN PARTY, AGENT OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AMENDMENT NO. 2 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

11. Binding Effect.  This Amendment No. 2 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
12. Waiver, Modification, Etc.  No provision or term of this Amendment No. 2 may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.
13. Further Assurances.  The Loan Parties shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment No. 2.
14. Entire Agreement.  This Amendment No. 2, the Credit Agreement and the other Loan Documents represent the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.
15. Headings.  The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 2.
16. Counterparts.  This Amendment No. 2, any documents executed in connection herewith and any notices delivered under this Amendment No. 2, may be executed by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature.  Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment No. 2 or on any notice delivered to Agent under this Amendment No. 2.  This Amendment No. 2 and any notices delivered under this Amendment No. 2 may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.  Delivery of an executed counterpart of a signature page of this Amendment No. 2 and any notices as set forth herein will be as effective as delivery of a manually executed counterpart of this Amendment No. 2 or notice.
[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered as of the day and year first above written.
BORROWERS:
CROSS COUNTRY HEALTHCARE, INC. By: /s/ W. Larry Cash Name: W. Larry Cash Title: Director

CEJKA SEARCH, INC. By: /s/ W. Larry Cash Name: W. Larry Cash Title: Director
CROSS COUNTRY STAFFING, INC. By: /s/ W. Larry Cash Name: W. Larry Cash Title: Director

ASSIGNMENT AMERICA, LLC. By: /s/ W. Larry Cash Name: W. Larry Cash Title: Director
TRAVEL STAFF, LLC By: /s/ W. Larry Cash Name: W. Larry Cash Title: Director
OWS, LLC By: /s/ W. Larry Cash Name: W. Larry Cash Title: Director

[Signature Page to Amendment No. 2 to ABL Credit Agreement (Cross Country)]

NEW MEDISCAN II, LLC By: /s/ W. Larry Cash Name: W. Larry Cash Title: Director MEDICAL DOCTOR ASSOCIATES, LLC By: /s/ W. Larry Cash Name: W. Larry Cash Title: Director

GUARANTORS:	MDA HOLDINGS, INC. By: /s/ W. Larry Cash Name: W. Larry Cash Title: Director
CREDENT VERIFICATION AND LICENSING SERVICES, LLC By: /s/ W. Larry Cash Name: W. Larry Cash Title: Director

[Signature Page to Amendment No. 2 to ABL Credit Agreement (Cross Country)]

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent, Collateral Agent and as a Lender By: /s/ Rina Shinoda Name: Rina Shinoda Its Authorized Signatory
[Signature Page to Amendment No. 2 to ABL Credit Agreement (Cross Country)]

PNC BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ William Molyneaux Name: William Molyneaux Its Authorized Signatory
[Signature Page to Amendment No. 2 to ABL Credit Agreement (Cross Country)]

Amended Schedule C-1

Schedule C-1
to
ABL Credit Agreement

Commitments

Lender	Commitments
Wells Fargo Bank, National Association	$85,000,000
PNC Bank, National Association	$65,000,000

[Amended Schedule C-1]